Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of May 22, 2020 (the “Execution Date”), by and between Outlook Therapeutics, Inc., a Delaware corporation having an office at 4260 U.S. Route 1, Monmouth Junction, New Jersey, 08852 (“Outlook”), and Syntone Ventures LLC, a Delaware limited liability company having an office at 1517 Champlain Crest Way, Cary, NC 27513 (“Syntone”). The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1.

Recitals

Outlook has agreed to sell, and Syntone has agreed to purchase, shares of Common Stock subject to and in accordance with the terms and provisions of this Agreement.

Agreement

For good and valuable consideration, the Parties agree as follows:

Section	1. Sale and Purchase of Stock

1.1              Purchase of Stock.. Subject to the terms and conditions of this Agreement, at the Closing, Outlook will issue and sell to Syntone, and Syntone will purchase from Outlook, 16,000,000 shares of Common Stock (the “Shares”) at a price per share of U.S. $1.00 for an aggregate purchase price of U.S. $16,000,000.00 (the “Purchase Price”).

1.2              Payment. At the Closing, Syntone will pay the Purchase Price in accordance with the Instructions, and Outlook will deliver the Shares in book-entry form to Syntone, to be evidenced by a written statement issued by Outlook’s transfer agent to Syntone (or its designee) reflecting such book-entry position and provided promptly after Closing. The book-entry for the Shares shall contain a notation in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

1.3              Closing.

    (a)               Closing. The closing of the transaction contemplated by Section 1.1 (the “Closing”) will be exchanged electronically by portable document file (.PDF) or other electronic transmission of signatures and deemed held at the offices of Outlook within five (5) Business Days after the conditions to closing set forth in Section 9 are satisfied or waived for the Closing (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other place, time and/or date as may be jointly designated by Syntone and Outlook for the Closing.

   (b)              Closing Deliverables.

      (i)      At the Closing, Outlook will deliver to Syntone:

(1)               a duly executed cross-receipt in form and substance reasonably satisfactory to each party (the “Cross-Receipt”);

(2)               a certificate in form and substance reasonably satisfactory to Syntone and duly executed on behalf of Outlook by an authorized officer of Outlook, certifying that the conditions to Closing set forth in Section 9.2 of this Agreement have been fulfilled; and

(3)               a certificate of the secretary of Outlook dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Joint Venture Contract and the transactions contemplated respectively therein (including formation of the Joint Venture and entry into the Collaboration and License Agreement) and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date.

      (ii)     At the Closing, Syntone will deliver to Outlook:

(1)               a duly-executed Cross-Receipt; and

(2)               a certificate in form and substance reasonably satisfactory to Outlook and duly executed on behalf of Syntone by an authorized officer of Syntone, certifying that the conditions to Closing set forth in Section 9.1 of this Agreement have been fulfilled.

Section	2. Representations and Warranties of Outlook

Except as otherwise specifically contemplated by this Agreement, Outlook hereby represents and warrants to Syntone that:

2.1              Private Placement. Neither Outlook nor any person acting on its behalf, directly or indirectly, has made any offers or sales of any security or engaged in any general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act. Subject to the accuracy of the representations made by Syntone in Section 3, the Shares will be issued and sold to Syntone in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Outlook has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.2              Organization and Qualification. Outlook is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted. Outlook is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect on Outlook.

2.3              Authorization; Enforcement. Outlook has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Outlook and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares at the Closing in accordance with the terms hereof and, in connection with such issuance, any actions taken with respect to Outlook’s stock incentive plans or the shares of Common Stock reserved thereunder) have been duly authorized by the Board and no further consent or authorization of Outlook, the Board, or its stockholders is required. This Agreement has been duly executed by Outlook and constitutes a legal, valid and binding obligation of Outlook enforceable against Outlook in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.4              Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens (other than restrictions on transfer under the Securities Act or as set forth in this Agreement), and will not be subject to preemptive rights or other similar rights of stockholders of Outlook.

2.5              SEC Documents, Financial Statements.

    (a)               The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Outlook has delivered or made available (by filing on the SEC's electronic data gathering and retrieval system (EDGAR)) to Syntone complete copies of its most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its most recent Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019 and March 31, 2020, and any other report on Form 8-K, proxy or information statement and registration statement and/or prospectus in each case filed with the SEC on or after October 1, 2019 and prior to the Execution Date (collectively, the “SEC Documents”). As of its date, each SEC Document complied in all material respects with the requirements of the Exchange Act, and other federal, state and local laws, rules and regulations applicable to it, and, as of its date, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Further, all disclosure provided to Syntone regarding Outlook, its business and the transactions contemplated hereby, furnished by or on behalf of Outlook is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Outlook has filed each report, statement, schedule, prospectus, and registration statement that it was required to file with the SEC since March 31, 2019. There are no material outstanding or unresolved comments in comment letters from the Staff of the SEC with respect to any of the SEC Documents.

    (b)              The financial statements, together with the related notes and schedules, of Outlook included in the SEC Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of Outlook and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    (c)               The Common Stock is listed on Nasdaq under the symbol “OTLK”. Outlook has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating or suspending the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. Other than as disclosed in the SEC Documents, as of the date of this Agreement, Outlook has not received any notification that, and has no knowledge that, the SEC or Nasdaq is contemplating terminating or suspending such registration or listing or prohibiting the listing of the Common Stock on Nasdaq.

    (d)              No event, liability, development or circumstance has occurred or exists, or is reasonably contemplated to occur with respect to Outlook or its business, properties, prospects, operations or financial condition that would be required to be disclosed by Outlook under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Outlook of Common Stock that has not been publicly disclosed.

    (e)               Except as disclosed in the SEC Documents, Outlook is not in violation of any term of, or in default under, any license, contract, agreement or instrument relating to any indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.

2.6              Internal Controls; Disclosure Controls and Procedures. Outlook has maintained and maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Outlook has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the principal executive officer and principal financial officer of Outlook to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of Outlook has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by Outlook with the SEC.

2.7              Capitalization and Voting Rights

    (a)               The authorized capital of Outlook as of the date hereof consists of: (i) 200,000,000 shares of Common Stock of which, as of May 21, 2020, (v) 91,677,186 shares were issued and outstanding, (w) 1,639,404 shares were reserved for issuance for future awards pursuant to Outlook’s stock incentive plans (including its employee stock purchase plan), (x) 2,215,940 shares were issuable upon the exercise of stock options outstanding or issuable upon vesting of restricted stock unit or performance stock unit awards outstanding under such stock incentive plans, (y) 6,463,329 shares were issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $2.52 per share, and (z) there was outstanding U.S. $6,935,298 aggregate principal amount and accrued interest of senior secured convertible notes, which are convertible into Common Stock based upon the formula set forth therein and as disclosed in the SEC Documents and (ii) 10,000,000 shares of Preferred Stock, of which 1,000,000 have been designated Series A Convertible Preferred Stock, 1,500,000 have been designated Series B Convertible Preferred Stock, and 200,000 have been designated Series A-1 Convertible Preferred Stock, and none of which shares of Preferred Stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in material compliance with all applicable federal and state securities laws and not in violation of any preemptive rights. The offer and issuance of the Shares hereunder will not obligate Outlook to issue shares of Common Stock or other securities to any other person or entity and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

    (b)              All of the authorized shares of Common Stock are entitled to one (1) vote per share. Outlook has not taken, and, to Outlook’s knowledge, no person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Outlook to facilitate the sale or resale of any of the Shares.

    (c)               Except as described or referred to in the SEC Documents, as of May 21, 2020, there were not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which Outlook is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of Outlook other than equity securities that may have been granted pursuant to its stock incentive plans, which plans are described in the SEC Documents, or (ii) any restrictions on the transfer of capital stock of Outlook other than pursuant to federal or state securities laws or as set forth in this Agreement.

    (d)              Outlook is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Outlook or the giving of written consents by a stockholder or director of Outlook.

2.8              No Conflicts; Government Consents and Permits.

    (a)               The execution, delivery and performance of this Agreement by Outlook and the consummation by Outlook of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Outlook’s Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Outlook is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Outlook, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect on Outlook or result in a liability for Syntone.

    (b)              Outlook is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities laws and (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

2.9              Litigation. Other than as set forth in the SEC Documents, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending (of which Outlook has received notice or otherwise has knowledge) or, to Outlook’s knowledge, threatened, against or affecting Outlook, or which Outlook intends to initiate, except where such action, suit, proceeding or investigation, a the case may be, would not reasonably be expected to have a Material Adverse Effect. No labor dispute exists or, to the knowledge of Outlook, is imminent with respect to any of the employees of Outlook, which would reasonably be expected to result in a Material Adverse Effect. To Outlook’s knowledge, no executive officer of Outlook is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Outlook to any liability with respect to any of the foregoing matters.

2.10            Licenses and Other Rights; Compliance with Laws. Outlook has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. To Outlook’s knowledge, Outlook has not taken any action that would interfere with its ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not reasonably be expected to have a Material Adverse Effect. Outlook is and has been in compliance with all laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, Outlook (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Outlook know of no basis for any such claim.

2.11            Intellectual Property.

    (a)               The Intellectual Property that is owned by Outlook or its subsidiaries is owned free from any liens or restrictions. To Outlook’s knowledge, all of Outlook’s material Intellectual Property Licenses are in full force and effect in accordance with their terms, are free of any liens or restrictions, and neither Outlook, nor any other party thereto, is in material breach of any such material Intellectual Property License. To Outlook’s knowledge (i) no event has occurred that with notice or lapse of time or both would constitute a breach or default of any such material Intellectual Property License or (ii) would result in the termination thereof, or (iii) would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder by Outlook or its subsidiaries except (1) in the case of each of (i)-(iii) as would not reasonably be expected to have a Material Adverse Effect, or (2) as set forth in any such Intellectual Property License. Except as set forth in the SEC Documents, to Outlook’s knowledge, there is no legal claim or demand of any person or any proceeding that is pending or overtly threatened in writing, (i) challenging the right of Outlook in respect of any Intellectual Property of Outlook, or (ii) claiming that any default exists under any Intellectual Property License, except, in the case of (i) and (ii) above, where any such claim, demand or proceeding has not had and would not reasonably be expected to have a Material Adverse Effect.

    (b)              Except as set forth in the SEC Documents: (i) Outlook or one of its subsidiaries owns, free and clear of any lien or encumbrance, or, to Outlook’s knowledge, has a valid license , or an enforceable right to use, as it is used or held for use, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of Outlook’s business, except where the failure to own or have any of the foregoing would not reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to Outlook collectively, the “Outlook Rights”); and (ii) to Outlook’s knowledge, Outlook and its subsidiaries have taken reasonable measures to protect the Outlook Rights, consistent with prudent commercial practices in the biotechnology industry, except where failure to take such measures has not had and would not reasonably be expected to have a Material Adverse Effect.

2.12            Absence of Certain Changes.

    (a)               Except as disclosed in the SEC Documents, since December 31, 2019, no change or event has occurred, except where such change or event has not and would not reasonably be expected to have a Material Adverse Effect on Outlook.

    (b)              Except as set forth in the SEC Documents or as contemplated by this Agreement, the Joint Venture Contract (including formation of the Joint Venture and entry into the Collaboration and License Agreement), since December 31, 2019, Outlook has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.

    (c)               Since December 31, 2019, Outlook has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

2.13            Not an Investment Company, Shell Company or Property Holding Company. Outlook is not, and solely after receipt of the Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended. Outlook is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act. Outlook is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

2.14            No Integration. Outlook has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

2.15            Application of Takeover Protections, Rights Agreement. Outlook and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under Outlook’s organizational documents or the laws of the State of Delaware that is or could become applicable to Syntone as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Shares and Syntone’s ownership of the Shares.

2.16            Bribery, Money Laundering, Sanctions.

    (a)               Neither Outlook, nor, to Outlook’s knowledge, any director, officer, agent, employee or other person acting on behalf of Outlook has, in the course of its actions for, or on behalf of, Outlook (i) directly or indirectly, used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees from corporate funds; (iii) failed to disclose fully any contribution made by Outlook (or made by any person acting on its behalf of which the Outlook is aware) that is in violation of law, or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other similar law of any other jurisdiction in which Outlook operates its business, including, in each case, the rules and regulations thereunder.

    (b)              The operations of Outlook are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes, and applicable rules and regulations promulgated thereunder, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Outlook with respect to such laws is pending or, to the knowledge of Outlook, threatened.

    (c)               Neither Outlook nor, to Outlook’s knowledge, any director, officer, employee, agent, or affiliate is currently the subject of any U.S. sanctions administered by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). No action of Outlook in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and sale of the Shares, or (iii) the direct or indirect use of proceeds from the Shares or the consummation of any other transaction contemplated hereby or the fulfillment of the terms hereof, will result in the proceeds of the transactions contemplated hereby being used, or loaned, contributed or otherwise made available, directly or indirectly, to any person or entity, in violation of FCPA or OFAC regulations.

2.17            No Disqualification. None of Outlook, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Outlook participating in the offering hereunder, any beneficial owner of 20% or more of Outlook’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Outlook in any capacity at the time of sale (“Issuer Covered Persons”) is subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act (“Disqualification Events”), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Outlook has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Outlook has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Syntone a copy of any disclosures provided thereunder.

2.18            Clinical Data, Healthcare Laws. The preclinical tests and clinical trials, and other studies that are described in, or the results of which are referred to in, the SEC Documents are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by Outlook (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to Outlook's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against Outlook, and Outlook has not received any notice, warning letter or other communication from the FDA or any other governmental entity, that (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by Outlook, (iv) enjoins production at any facility of Outlook, (v) enters or proposes to enter into a consent decree of permanent injunction with Outlook, or (vi) otherwise alleges any violation of any laws, rules or regulations by Outlook, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of Outlook have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Outlook has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by Outlook nor, to Outlook’s knowledge, has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by Outlook.

Section	3. Representations and Warranties of Syntone

Except as otherwise specifically contemplated by this Agreement, Syntone hereby represents and warrants to Outlook that:

3.1              Authorization; Enforcement. Syntone has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Syntone has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Syntone enforceable against Syntone in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.2              No Conflicts; Government Consents and Permits.

    (a)               The execution, delivery and performance of this Agreement by Syntone and the consummation by Syntone of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Syntone’s Certificate of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Syntone is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Syntone, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect on Syntone or result in a liability for Outlook.

    (b)              Syntone is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof other than such as have been made or obtained. Notwithstanding the foregoing, Syntone acknowledges that the Commerce Authority of Hebei province requires outbound direct investment permit and related recording and Syntone has obtained the permit on March 29, 2020.

3.3              Investment Purpose. Syntone is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act. Syntone is not, directly or indirectly, acquiring any of the Shares except in accordance with the Securities Act.

3.4              Reliance on Exemptions. Syntone understands that Outlook intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Outlook is relying upon the truth and accuracy of, and Syntone’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Syntone set forth herein in order to determine the availability of such exemptions and the eligibility of Syntone to acquire the Shares.

3.5              Accredited Investor; Access to Information. Syntone is an “accredited Investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares. Syntone has been furnished with materials relating to the offer and sale of the Shares, that have been requested by Syntone, including, without limitation, Outlook’s SEC Documents, and Syntone has had the opportunity to review the SEC Documents. Syntone has been afforded the opportunity to ask questions of Outlook.

3.6              Governmental Review. Syntone understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.7              Foreign Purchasers. Syntone hereby acknowledges it is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), and hereby represents that it has satisfied itself as to its compliance, in all material respects, with the laws of its jurisdiction of organization that are applicable to Syntone in connection with the purchase contemplated by this Agreement.

Section	4. Standstill Agreement.

4.1              Prior to the earlier of (1) the three-year anniversary of the Closing Date, or (2) the date that Syntone beneficially owns less than 5% of the Common Stock (the “Standstill Period”), Syntone and its Affiliates will not, directly or indirectly, except as expressly approved or invited by Outlook:

(a)               effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or material assets of Outlook, (ii) any tender or exchange offer, merger, or other business combination involving Outlook, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Outlook, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Outlook;

(b)              form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of Outlook;

(c)               otherwise act, alone or in concert with others, to seek to control the management, Board or policies of Outlook;

(d)              take any action that would require Outlook to make a public announcement regarding any of the types of matters set forth in clause (a) above; or

(e)               enter into any binding arrangements with any person with respect to any of the foregoing.

4.2              Syntone also agrees during the Standstill Period not to request Outlook (or its representatives), directly or indirectly, to amend or waive any provision of this Section 4, other than by means of a confidential communication to the Outlook Chairman of the Board or Chief Executive Officer. Syntone represents and warrants that, as of the Execution Date, neither Syntone nor any of its Affiliates owns, of record or beneficially, any voting securities of Outlook, or any securities convertible into or exercisable for any voting securities of Outlook.

4.3              Notwithstanding the provisions set forth in Sections 4.1 and 4.2 (the “Standstill Provisions”), Syntone shall immediately, and without any other action by Outlook, be released from its obligations under the Standstill Provisions if: (a) Outlook executes a definitive agreement with a third party providing for an acquisition (by way of merger, tender offer or otherwise), of all of Outlook’s outstanding Common Stock or all or substantially all of Outlook’s assets, then (in any of such cases) or (b) a third party commences a tender offer seeking to acquire beneficial ownership of all of Outlook’s outstanding Common Stock and the Board recommends that the stockholders tender their Common Stock in such tender offer (with any acquisition described in (a) and (b) referred to as a “Change of Control Transaction”). None of (w) the ownership nor purchase by an employee benefit plan of Syntone or Syntone’s Affiliates in any diversified index, mutual or pension fund managed by an independent advisor, which fund in-turn holds, directly or indirectly, securities of Outlook, (x) transfers or resales of the Shares by Syntone to any other person in compliance with Section 6 or any acquisition or registration of Shares pursuant to Section 7, (y) the mere voting of the Shares in accordance with Section 5, or (z) acting in his or her capacity as a director of Outlook by Syntone’s director designee appointed pursuant to Section 8 hereof will be deemed to be a breach of Syntone’s standstill obligations under this Section 4.

4.4              As of the Closing Date, all prior standstill agreements between Syntone and Outlook are terminated and of no further force and effect, including but not limited to, that certain exclusivity agreement dated April 17, 2020 by and between Syntone and Outlook.

Section	5. Voting Agreement.

5.1              Voting Agreement.

(a)               If the Proxyholder instructs Syntone in writing to vote in favor of, or against, any matter, action, ratification or other event for which approval of the holders of Outlook’s stock is sought (either by vote or written consent) or upon which such holders are otherwise entitled to vote, including but not limited to the election of directors, but excluding any Extraordinary Matter (collectively, a “Outlook Stockholder Matter”), then Syntone will (i) after receiving proper notice of any meeting of stockholders of Outlook related to such Outlook Stockholder Matter (or, if no notice is required or such notice is properly waived, after notice from the Proxyholder is given), be present, in person or by proxy, as a holder of Shares at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and (ii) vote (in person, by proxy or by action by written consent, as applicable) all Shares as to which Syntone has beneficial ownership or as to which Syntone otherwise exercises voting or dispositive authority in the manner directed by the Proxyholder.

(b)              Extraordinary Matters. Syntone may vote or execute a written consent with respect to, any or all of the voting securities of Outlook as to which they are entitled to vote or execute a written consent, as it may determine in its sole discretion, with respect to the following matters, if presented to Outlook’s stockholders for approval (each such matter being an “Extraordinary Matter”):

(i)                 any transaction which would result in a Change of Control of Outlook;

(ii)              any issuance of Common Stock;

(iii)            the payment of any dividends to any class of stockholders of Outlook;

(iv)             any matter related to the Joint Venture and the Collaboration and License Agreement and the transactions related thereto; and

(v)               any liquidation or dissolution of Outlook.

(c)               Appointment of Proxy. To secure Syntone’s obligations to vote the Shares in accordance with this Agreement and to comply with the other terms hereof, Syntone hereby appoints the Proxyholder, or his designees, as Syntone’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote or act by written consent with respect to all of Syntone’s Shares in accordance with the provisions set forth in this Agreement, and to execute all appropriate instruments consistent with this Agreement on behalf of Syntone. The proxy and power granted by Syntone pursuant to Section 5.1(a) are coupled with an interest and are given to secure the performance of Syntone’s duties under this Agreement. Each such proxy and power will be irrevocable until the agreements contained in Section 5.1(a) expire in accordance with Section 5.1(e). The proxy and power will survive the merger, consolidation, conversion or reorganization of Syntone or any other entity holding any Shares (other than any Shares sold by Syntone in compliance with Section 6). For the avoidance of doubt, the proxy granted by this Section 5 shall not apply to any Extraordinary Matter.

(d)              No Revocation. The voting agreements contained in this Section 5 are coupled with an interest and may not be revoked prior to their expiration in accordance with Section 5.1(e).

(e)               Expiration. The agreements contained in this Section 5 will expire (i) in part, solely with respect to any Shares sold by Syntone in an arm’s length sale to a non-Affiliate in compliance with this Agreement upon the execution of the sale of such Shares, and (ii) as a whole on the earlier of (1) the three-year anniversary of the Closing Date, (2) the date that Syntone beneficially owns less than 5% of the Common Stock, and (3) the date the Collaboration and License Agreement is terminated; provided, however, that in no event shall such expiration date be prior to the one-year anniversary of the Closing Date. For the avoidance of doubt, the agreements contained in this Section 5 shall not limit Syntone’s ability to transfer or resell any Shares, provided that such transfers or resales are done in accordance with Section 6 or Section 7.

Section	6. Transfer, Resale, Legends.

6.1              Transfer or Resale. Syntone understands that:

(a)               the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Syntone may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) Syntone has delivered to Outlook an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144; and

(b)              any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

6.2              Lock-Up. Syntone agrees that it will hold and will not sell any of the Shares (or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Shares) until the one-year anniversary of the Closing Date (the “Initial Holding Period”). Syntone further agrees that from the one-year anniversary of the Closing Date through the two-year anniversary of the Closing Date, inclusive, (the “Partial Holding Period” and together with the Initial Holding Period, the “Holding Periods”), Syntone will hold and will not sell at least 50% of the Shares (or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Shares). In addition, after the expiration of the Initial Holding Period, in any single trading day Syntone will not sell an amount of Shares that exceeds 10% of the average daily trading volume of the Common Stock on Nasdaq over the five (5) trading day period ending on the trading day immediately prior to such trading date (the “Volume Limitation”). Notwithstanding the foregoing, this Section 6.2 will not preclude, and the Volume Limitation shall not apply to, sales of Shares by Syntone (i) to a third party pursuant to a tender offer made by such third party, or (ii) as part of an underwritten offering (including in accordance with the terms of Section 7.5 hereof).

6.3              Legends. Syntone understands the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AGREEMENT TO VOTE THESE SHARES IN THE MANNER SET FORTH IN THE STOCK PURCHASE AGREEMENT DATED MAY 22, 2020 BETWEEN OUTLOOK THERAPEUTICS, INC. AND SYNTONE VENTURES LLC.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED MAY 22, 2020 BETWEEN OUTLOOK THERAPEUTICS, INC. AND SYNTONE VENTURES LLC.

If such Shares may be transferred pursuant to Section 6.2, Syntone may request that Outlook remove, and Outlook agrees to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities law, within two (2) Business Days of any such request; provided, however, each party will be responsible for any fees it incurs in connection with such request and removal.

Section	7. Right of First Offer; Registration Rights

7.1              General Right of First Offer. From the Closing Date until the three-year anniversary of the Closing Date, if Outlook proposes to offer or sell any New Securities and other than an Excluded Securities Issuance, Outlook shall first offer such New Securities to Syntone in accordance with this Section 7, it being acknowledged and agreed by Syntone that such right of first offer is pari passu with the rights of BioLexis Pte. Ltd. pursuant to its Investor Rights Agreement dated September 7, 2017, as amended to date.

7.2              Timing and Procedure for Right of First Offer. If Outlook proposes to offer or sell any New Securities for which Syntone has a right of first offer pursuant to Section 7.1, Outlook shall send a written notice thereof (an “Offer Notice”) to Syntone. The Offer Notice shall include:

(a)               the principal terms of the proposed offer or sale, including (i) the number and kind of New Securities to be offered or sold, and (ii) the price per security of the New Securities, and (iii) all of the other material terms and conditions of the proposed offer or sale; and

(b)              an offer by Outlook to sell to Syntone such portion of the New Securities (which may be all such New Securities) as may be requested by Syntone (the “Offered Securities”), at the same price and otherwise on the same terms and conditions specified in the Offer Notice; provided that, if the sale of the Offered Securities to Syntone would require approval of the stockholders of Outlook pursuant to the rules of Nasdaq (or the rules of the principal market on which the Common Stock is then listed), any sale of the Offered Securities shall be conditioned on such stockholder approval being obtained.

7.3              Exercise of Rights of First Offer. If Syntone desires to accept the offer contained in the Offer Notice, it shall send an irrevocable commitment (each a “Purchase Commitment”) to Outlook within three (3) Business Days after the date of delivery of the Offer Notice specifying the amount or proportion of the Offered Securities which it desires to purchase (the “Subscribed New Securities”). If Syntone does not send a Purchase Commitment in accordance with the foregoing sentence, or duly sends a Purchase Commitment but does not elect to purchase all of the Offered Securities in such Purchase Commitment, Syntone shall be deemed to have irrevocably waived its right under this Section 7 with respect to those Offered Securities that are not Subscribed New Securities (the “Unsubscribed New Securities”) and Outlook shall thereafter be free to offer and sell the Unsubscribed New Securities to any Person or Persons within one hundred and twenty (120) days following the date of the Offer Notice (the “Sale Deadline”) on terms no more favorable to such Person or Persons than those set forth in the Offer Notice. If Outlook has not completed the sale of the Unsubscribed New Securities in accordance with the foregoing sentence, Outlook shall provide a new Offer Notice to Syntone on the terms and provisions set forth in Section 7.3.

7.4              Closing of a Sale Transaction. The closing of a sale transaction with respect to any Subscribed New Securities pursuant to this Section 7 shall take place within thirty (30) days following the delivery by Syntone of the applicable Purchase Commitment in accordance with 7.3. At the closing of any such sale transaction, Outlook shall deliver to Syntone the originals of notes, certificates, proof of book-entry registration or other instruments evidencing the Subscribed New Securities, in each case, free and clear of any encumbrances, with any transfer tax stamps affixed (if applicable), against delivery by Syntone of the applicable consideration.

7.5              Piggyback Registrations. If following the Initial Holding Period, Outlook proposes to register or is required to register any shares of equity securities under the Securities Act (but, for the avoidance of doubt, excluding any registration statement on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes, or any registration statement with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or any successor rule promulgated for similar purposes), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act or the comparable statute of any applicable jurisdiction, it will, at each such time, give prompt written notice to Syntone of its intention to do so, which notice will specify the number and type of securities to be registered, and it will afford Syntone an opportunity to include in such registration all or part of the Registrable Securities held by Syntone. Upon the written request of Syntone made within five (5) days after the receipt of any such notice (which request will specify the Registrable Securities intended to be disposed of by Syntone), Outlook will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Outlook has been so requested to register by Syntone to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Outlook will determine for any reason not to proceed with the proposed registration of the securities to be sold by it, Outlook may, at its election, give written notice of such determination to Syntone and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) if such registration involves an underwritten offering, then Syntone must sell its Registrable Securities to the underwriters selected by Outlook (including entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by Outlook), as may be customary or appropriate in secondary offerings. If a registration requested pursuant to this Section 7.5 involves an underwritten public offering, Syntone may elect, in writing at least ten (10) days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. Outlook will provide a draft of the registration statement that includes Registrable Securities to Syntone for review at least two (2) business days in advance of filing the registration statement. Notwithstanding the foregoing, if the SEC prevents Outlook from including any or all of the shares proposed to be registered under the registration statement due to limitations on the use of Rule 415 of the Securities Act for the resale of such securities, such registration statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Outlook will use its commercially reasonable efforts to maintain the continuous effectiveness of the registration statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all of Syntone’s Registrable Securities included in such registration statement have actually been sold.

7.6              Piggyback Cutback. In the event the managing underwriter shall be of the opinion that the number of Registrable Securities requested to be included in an offering pursuant to Section 7.5 would adversely affect the success of such offering (including the number and price at which the securities of Outlook may be sold), then the number of securities of Outlook to be included in such underwritten offering will be reduced, with the securities of Outlook to be included in such offering based on the following priority: (A) first, the number of securities that Outlook seeks to include in the offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the success of the offering (including the number and price at which such securities of Outlook may be sold); and (B) second, in addition to the securities of Outlook included pursuant to the preceding clause (A), the number of Registrable Securities requested to be included by or on behalf of Syntone or any other stockholder having registration rights (on a pro rata basis based on the number of securities held by such holder as compared to the total number of securities held by Syntone and all other holders), up to the number that, in the opinion of the managing underwriter, would not adversely affect the success of the offering (including the number and price at which the securities (including the Registrable Securities) may be sold).

7.7              Demand Registrations. At any time following the three year anniversary of the Closing Date, Syntone will have the right to request registration of its Registrable Securities (which may, at Syntone’s request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act), which request or requests will specify the number of Registrable Securities intended to be transferred and the intended method of distribution of such Registrable Securities; provided, however, that Syntone may not request registration of Registrable Securities having an aggregate gross offering price (not taking into account underwriters discounts and commissions) of less than $50,000,000. Upon receipt of such request, Outlook will use its commercially reasonable efforts to promptly effect the registration under the Securities Act of the Registrable Securities so requested to be registered; provided, however, that Outlook will not be required to prepare and file (x) more than two registration statements nor (y) more than one registration statement within any twelve-month period, in each case, at the request of Syntone pursuant to this Section 7.7. Notwithstanding the foregoing, Outlook may delay the filing or effectiveness of any registration of Registrable Securities pursuant to this Section 7.7 or suspend the use of any registration statement (and Syntone hereby agrees not to offer or sell any Registrable Securities pursuant to such registration statement) for a period of not more than 90 days if at the time of such request (i) Outlook is engaged, or has fixed plans to engage within 90 days following receipt of such request, in a firm commitment underwritten public offering of Registrable Securities, (ii) if Outlook reasonably believes that there is or may be in existence material nonpublic information or events involving Outlook, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation, (iii) all reports required to be filed by Outlook pursuant to the Exchange Act have not been filed by the required date (without regard to any extension), or (iv) if the consummation of any business combination by Outlook has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X promulgated by the SEC or any similar successor rule. If Outlook will exercise its right to delay the filing or effectiveness or suspend the use of a registration hereunder, the applicable time period during which the registration statement is to remain effective will be extended by a period of time equal to the duration of the suspension period. If so directed by Outlook, Syntone will (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use its commercially reasonable efforts to deliver to Outlook (at Outlook’s expense) all copies, other than permanent file copies then in Outlook’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Outlook will use its commercially reasonable efforts to maintain the continuous effectiveness of the registration statement until all such securities cease to be Registrable Securities or such shorter period upon which all of the Registrable Securities included in such registration statement have actually been sold.

7.8              Registration Expenses. Outlook will pay all Registration Expenses incurred in connection with each registration of Registrable Securities pursuant to this Section 7. All Selling Expenses relating to the distribution of the Registrable Securities applicable to Registrable Securities sold by Syntone incurred in connection with each registration pursuant to this Section 7 will be borne by Syntone.

7.9              Lockup. If Outlook effects any registration in connection with a public offering of its equity securities, Syntone will, if requested by Outlook, enter into a customary lock-up agreement pursuant to which Syntone will agree not to transfer, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any equity securities of Outlook, or of any security convertible into or exchangeable or exercisable for any equity security of Outlook, during (i) the thirty (30)-day period immediately prior to the effective date of such registration, and (ii) during the ninety (90)-day period following the effective date of such registration. Outlook may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of said ninety (90)-day period.

7.10          Certain Conditions. It will be a condition of Syntone’s rights hereunder to have Registrable Securities owned by it registered that: (i) Syntone will reasonably cooperate with Outlook by supplying information and executing documents relating to Syntone or the securities of Outlook owned by Syntone in connection with such registration; and (ii) Syntone will enter into such undertakings and take such other actions relating to the conduct of the proposed offering that Outlook or the underwriters may request as being necessary to ensure compliance with federal and state securities laws and the securities laws of any applicable jurisdiction and the rules or other requirements of the applicable exchange. In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Section 7, Outlook will indemnify and hold harmless Syntone, each of its directors, its officers, and its equity holders against such losses, claims, damages or liabilities (including reimbursement for reasonable and documented legal and other expenses) to which Syntone or any such director, officer or equity holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon a Violation; provided, however, that the indemnity agreement contained in this Section 7.10 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without Outlook’s consent, which consent will not be unreasonably withheld, nor will Outlook be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any of such indemnified parties; and provided, further that Syntone will indemnify and hold harmless Outlook, each of its directors, its officers, and each person, if any, who controls Outlook within the meaning of the Securities Act, and any underwriter, and any other third party, as applicable, selling securities under such registration statement, against such losses, claims, damages or liabilities (including reimbursement for reasonable and documented legal and other expenses) to which Outlook or any such director, officer, controlling person, underwriter or other third party who may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon a Syntone Violation, in each case, to the extent (and only to the extent) that such Syntone Violation occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any of such indemnified parties, provided, however, that the indemnity agreement contained in this Section 7.10 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without Syntone’s consent, which consent will not be unreasonably withheld; provided, further, that in no event shall the obligations of Syntone in this Section 7.10 exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which losses or damages are sought.

Section	8. Board of Directors

8.1              Right of Syntone to Nominate Director. Effective as of the Closing Date, subject to the applicable rules and published guidance of Nasdaq (the “Nasdaq Listing Rules”), for so long as Syntone owns at least ten percent (10%) of Outlook’s outstanding Common Stock and for the one-year period thereafter, but only if during such one year period Syntone beneficially owns at least five percent (5%) of Outlook’s outstanding Common Stock, Syntone shall have the right to designate one nominee for election to the Board (the “Syntone Board Designee”). Syntone shall provide written notice to the Board of the initial Syntone Board Designee within thirty (30) days following the Closing Date.

8.2              Outlook Obligations.

(a)               within ten (10) days following its receipt of the notice of the Syntone Board Designee, the Board shall increase the number of directors on the Board by one (1) director and elect the Syntone Board Designee to fill the newly created vacancy;

(b)              Outlook shall use its reasonable best efforts to cause the Board (or the appropriate committee thereof) to nominate and recommend to the stockholders of Outlook the election of the Syntone Board Designee at any meeting of the stockholders of Outlook at which the Syntone Board Designee is being considered for election to the Board, and shall use its reasonable best efforts to ensure that the Syntone Board Designee is elected to the Board at each such meeting.

(c)               in the event that any Syntone Board Designee for any reason ceases to serve as a member of the Board during such Syntone Board Designee’s term of office, Syntone shall be entitled to designate the person to fill the resulting vacancy on the Board and the Board shall appoint such designee as soon as reasonably practicable, and in no event more than ten (10) days following its receipt from Syntone of written notice identifying such designee.

(d)              if Syntone wishes to remove at any time and for any reason (or no reason) any Syntone Board Designee from the Board, then, upon receipt of a written notice to such effect from Syntone, Outlook shall take all necessary or desirable actions within its reasonable control (including, without limitation, calling a special board meeting or taking up such matter at its annual meeting of stockholders) to remove such director and to replace such director with a replacement Syntone Board Designee named in such notice.

(e)               in the event that a Syntone Board Designee is not elected to the Board at any meeting of stockholders of Outlook at which directors are elected, Syntone, by delivery of written notice to Outlook, shall promptly select a replacement Syntone Board Designee and the Board shall increase the number of directors on the Board by one (1) and elect such replacement Syntone Board Designee to fill such vacancy until such person is replaced pursuant to Section 8 .2(c).

8.3              Indemnification. The Syntone Board Designee shall be entitled to indemnification rights (including, without limitation, pursuant to an indemnification agreement) and be subject to director and officer insurance protection no less favorable than other non-employee directors of Outlook and in any event no less favorable than as in effect on the date hereof.

Section	9. Conditions to Closing

9.1              Conditions to Obligations of Outlook. Outlook’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Syntone is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a)               Receipt of Funds. Outlook will have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder.

(b)              Representations and Warranties. The representations and warranties made by Syntone in Section 3 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

(c)               Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Syntone on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)              Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)               No Governmental Prohibition. The sale of the Shares by Outlook and the purchase of the Shares by Syntone will not be prohibited by any applicable law or governmental order or regulation.

(f)                Joint Venture Contract. Syntone shall have caused its Affiliate, Syntone Technologies Group Co., Ltd., to duly execute and deliver the Joint Venture Contract and any other necessary application documents to Outlook, and subject to execution by Outlook, such agreement shall be in full force and effect.

(g)               Closing Deliverables. All closing deliverables as required under Section 1.3(b) shall have been delivered by Syntone to Outlook.

9.2              Conditions to Syntone’s Obligations at the Closing. Syntone’s obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a)               Representations and Warranties. The representations and warranties made by Outlook in Section 2, except for the representations and warranties made by Outlook in Sections 2.9, 2.10, 2.11 and 2.12(a), will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

(b)              Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Outlook on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)               Transfer Agent Instructions. Outlook will have delivered to its transfer agent irrevocable written instructions to issue the Shares to Syntone in a form and substance acceptable to such transfer agent.

(d)               Nasdaq Qualification. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions.

(e)               There shall have been no Material Adverse Effect since the Execution Date.

(f)                Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g)                Joint Venture Contract. Outlook shall have duly executed and delivered the Joint Venture Contract to Syntone, and subject to execution by Syntone Technologies Group Co., Ltd., such agreement shall be in full force and effect.

(h)               No Governmental Prohibition. The sale of the Shares by Outlook, and the purchase of the Shares by Syntone will not be prohibited by any applicable law or governmental order or regulation.

(i)                Closing Deliverables. All closing deliverables as required under Section 1.3(b) shall have been delivered by Outlook to Syntone.

Section	10. Termination.

10.1          Ability to Terminate. This Agreement may be terminated:

(a)               at any time by mutual written consent of Outlook and Syntone;

(b)              by Outlook, upon written notice to Syntone, so long as Outlook is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 9.1, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Syntone set forth in this Agreement, or (ii) if any representation or warranty of Syntone shall have been or become untrue, in each case such that any of the conditions set forth in Section 9.1 could not be satisfied by the Termination Date;

(c)               by Syntone, upon written notice to Outlook, so long as Syntone is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 9.2, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Outlook set forth in this Agreement, or (ii) if any representation or warranty of Outlook shall have been or become untrue, in each case such that any of the conditions set forth in Section 9.2 could not be satisfied by the Termination Date.

(d)              by either Outlook or Syntone, upon written notice to the other, if the Closing has not occurred on or before June 3, 2020. In such event, neither party shall have any further obligations under this Agreement.

10.2          Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 (a) this Agreement (except for this Section 10.2 and Section 11, and any definitions set forth in this Agreement and used in such Sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 10.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

Section	11. Governing Law; Miscellaneous.

11.1          Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

11.2          Market Listing.

(a)               From the Execution Date through the Closing, Outlook shall use commercially reasonable efforts to (a) maintain the listing and trading of the Common Stock on Nasdaq and (b) effect the listing of the Shares on Nasdaq.

11.3          Counterparts; Electronic Signatures. This Agreement may be executed in two counterparts, both of which are considered one and the same agreement and will become effective when the counterparts have been signed by each party and delivered to the other party hereto. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic PDF of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

11.4          Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

11.5          Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

11.6          Entire Agreement; Amendments. This Agreement (including any schedules and exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver effected in accordance with this Section 11.6 will be binding upon Syntone and Outlook.

11.7          Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to Outlook, addressed to:	Outlook Therapeutics, Inc.
4260 U.S Route One
Monmouth Junction, New Jersey 08552
Attention: Chief Executive Officer
E-mail: lawrencekenyon@OutlookTherapeutics.com

with a copy to:	Cooley LLP
55 Hudson Yards
New York, New York 10001
Email: ypierre@cooley.com
Attention: Yvan-Claude Pierre

If to Syntone, addressed to:	Syntone Ventures LLC
1517 Champlain Crest Way
Cary, NC 27513
Attention: Andong Huang

with a copy to:	DLA Piper LLP (US)
200 South Biscayne Blvd., Suite 2500
Miami, Florida 33131
Email: Geneve.DuBois@dlapiper.com
Attention: Ying Geneve DuBois

11.8          Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Outlook will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Syntone, and Syntone will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Outlook; provided, however, that Syntone may assign this Agreement together with all of the Shares it then owns (subject to Section 5 and Section 6) to any wholly-owned subsidiary and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 5 and Section 6) to Syntone or any other subsidiary wholly-owned by Syntone, in any such case, without such consent provided that the assignee agrees to assume Syntone’s obligations under Section 5 and Section 6 of this Agreement.

11.9        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11.10      Further Assurances; Survival. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. The provisions of this Agreement will survive termination.

11.11      No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against a party.

11.12      Equitable Relief. Outlook recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Syntone. Outlook therefore agrees that Syntone is entitled to seek temporary and permanent injunctive relief or specific performance in any such case. Syntone also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Outlook. Syntone therefore agrees that Outlook is entitled to seek temporary and permanent injunctive relief or specific performance in any such case.

11.13      Expenses. Outlook and Syntone are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

[Remainder of page intentionally left blank.]

In Witness Whereof, Outlook and Syntone have caused this Agreement to be duly executed as of the date first above written.

Outlook Therapeutics, Inc.

By:	/s/ Lawrence A. Kenyon
Name: Lawrence A. Kenyon
Title: President and CEO

Syntone Ventures LLC

By:	/s/ Zongmei Zheng
Name: Zongmei Zheng
Title: President

[Signature page to Stock Purchase Agreement]

Appendix 1

Defined Terms

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with it. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

“Board” means the board of directors of Outlook.

“Business Day” means a day Monday through Friday on which banks are generally open for business in the State of New York or in China.

“Change of Control” means with respect to a party, any (i) direct or indirect acquisition or license of all or substantially all of the assets of such party, (ii) direct or indirect acquisition by a person, or group of persons acting in concert, of 50% or more of the voting equity interests of a party, (iii) tender offer or exchange offer that results in any person, or group of persons acting in concert, beneficially owning 50% or more of the voting equity interests of a party, or (iv) merger, consolidation, other business combination or similar transaction involving a party, pursuant to which any person owns all or substantially all of the consolidated assets, net revenues or net income of a party, taken as a whole, or which results in the holders of the voting equity interests of a party immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold 50% or more of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction, in all cases where such transaction is to be entered into with any person other than the other party to this Agreement or its Affiliates.

“Closing Date” means the date on which the Closing actually occurs.

“Collaboration and License Agreement” means that certain Collaboration and License Agreement, to be entered into by and between the Joint Venture and Outlook, in the form attached as Exhibit A to the Joint Venture Contract, providing for the license of certain rights to ONS-5010 to the Joint Venture by Outlook.

“Common Stock” means shares of Outlook’s common stock, par value U.S. $0.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Excluded Securities Issuance” means any issuance of securities by Outlook (a) to officers, employees, directors, advisors or consultants of Outlook or any of its subsidiaries, in each case, in connection with their compensation or employment as such, including, for the avoidance of doubt, grants or purchases under Outlook’s stock incentive plans (including its employee stock purchase plan); (b) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to an equipment leasing or real property leasing transaction; (c) to suppliers or third party service providers in connection with the provision of services; (d) pursuant to the acquisition of another corporation by Outlook by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; (e) in connection with sponsored research, collaboration, technology license, development, marketing or similar agreements or strategic partnerships; or (f) pursuant to the exercise of stock options or warrants to purchase shares of Common Stock, or the vesting of stock awards of Common Stock, or upon the conversion of convertible notes.

“GAAP” means generally accepted accounting principles in the United States of America as applied by Outlook.

“Governmental Authority” means any Federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including without limitation any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Instructions” shall mean the written instructions delivered at least 3 days prior to the Closing by Outlook to Syntone to (i) wire $15,100,000 of the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by Outlook to Syntone, and (ii) wire $900,000 of the Purchase Price to an account maintained by Syntone, on behalf of the Joint Venture until it is formed, which $900,000 shall fully satisfy Outlook’s initial capital contribution to the Joint Venture pursuant to the Joint Venture Contract.

“Intellectual Property” shall mean shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.

“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any person relating to the use of Intellectual Property.

“Joint Venture” means that certain PRC joint venture for the manufacture, development, sale, marketing and commercialization of ONS-5010 in China by and between Syntone Technologies Group Co., Ltd., an Affiliate of Syntone, and Outlook (the “Joint Venture Contract”).

“Material Adverse Effect” means any change, effect or circumstance, individually or in the aggregate, (a) that is reasonably likely to be materially adverse to the business, operations, assets or financial condition of Outlook or Syntone, as the case may be, taken as a whole, or (b) that materially impairs the ability of Outlook or Syntone to perform its obligations pursuant to the transactions contemplated by this Agreement or the Joint Venture Contract (including formation of the Joint Venture and entry into the Collaboration and License Agreement); provided however, that, none of the following (alone or when aggregated any other effects), shall be deemed to be a Material Adverse Effect, and none of the following (alone or when aggregated any other effects), shall be taken into account for purposes of clause (a) above: (1) general market, economic or political conditions or (2) conditions (or any changes therein) in the industries in which Outlook or Syntone conducts business, in each case, including any acts of terrorism or war, weather conditions, global virus pandemics or other force majeure events, in the case of each of (1) and (2), solely to the extent that such effects do not have and are not reasonably likely to have a material disproportionate impact on Outlook or Syntone, as the case may be.

“Nasdaq” means The Nasdaq Stock Market LLC.

“New Securities” means, collectively, (a) any shares of Common Stock, (b) any class or series of shares (including a new class of common shares of Outlook other than shares of Common Stock), any preference shares or any other equity-like or hybrid securities (including debt securities with equity components), including options, warrants, convertibles, exchangeable or exercisable securities, share appreciation rights or any other security or arrangement whose economic value is derived from the value of the equity of Outlook and its subsidiaries, and (c) any debt securities of Outlook, including notes, bonds, debentures or other similar instruments, in each case of clauses (a), (b) and (c), issued by Outlook after the Closing Date. For the avoidance of doubt, New Securities do not include any Excluded Securities Issuance.

“Person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Preferred Stock” means shares of Outlook’s preferred stock, par value U.S. $0.01 per share.

“Proxyholder” means Outlook Therapeutics, Inc. and its Chief Executive Officer and/or Chairman of the Board, in their capacities as such officers and/or directors of Outlook Therapeutics, Inc.

“Registrable Securities” means the Shares held by Syntone (including any equity securities in Outlook that may be issued or distributed in respect thereof by way of dividend or split or other distribution, recapitalization or reclassification). Registrable Securities will cease to be Registrable Securities upon the earliest to occur of (i) a registration statement with respect to the resale by Syntone of such securities has become effective under the Securities Act or the comparable statute of any applicable jurisdiction and such securities have been disposed of in accordance with such registration statement, (ii) such securities have been sold or otherwise transferred or assigned pursuant to Rule 144 (or any successor provision) under the Securities Act or another available exemption from the registration requirements of the Securities Act, or (iii) all of such securities may be sold pursuant to Rule 144 during any ninety (90) day period.

“Registration Expenses” means any and all expenses incurred by Outlook in complying with the provisions of Section 7, including (i) all SEC and stock exchange or financial regulatory authority registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter” and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, and (v) the fees and disbursements of counsel for Outlook and of its independent public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance. Syntone will bear the expenses of its own counsel and any Selling Expenses based upon the sale of Shares owned by Syntone.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Selling Expenses” means all underwriting discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals applicable to an offering involving Registrable Securities registered pursuant to Section 7.

“Syntone Violation” means any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Syntone of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement.

“Violation” means any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Outlook of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement.